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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ----------

                                    FORM 8-A

                     FOR REGISTRATION OF CERTAIN CLASSES OF
                 SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                            THE J.M. SMUCKER COMPANY
             (Exact name of registrant as specified in its charter)

                           Ohio                                                34-0538550
----------------------------------------------------          ----------------------------------------------
(State of incorporation or organization)                                     (IRS Employer
                                                                            Identification No.)


 Strawberry Lane, Orrville, Ohio                                                  44667
-----------------------------------------                      ---------------------------------------------
(Address of principal executive offices)                                       (Zip Code)

If this form relates to the registration of a                  If this form relates to the registration of a
class of securities pursuant to Section                        class of securities pursuant to Section
12(b) of the Exchange Act and is effective                     12(g) of the Exchange Act and is effective
pursuant to General Instruction A.(c),                         pursuant to General Instruction A.(d),
please check the following box. |X|                            please check the following box. |_|

Securities Act registration statement file number to which this form relates:
                                                                               ---------------------------
                                                                                     (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of Each Class                           Name of Each Exchange on Which
         to be so Registered                           Each Class is to be Registered
         -------------------                           ------------------------------

Class A Rights to Purchase Preferred Shares               New York Stock Exchange
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Class B Rights to Purchase Preferred Shares               New York Stock Exchange
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Securities to be registered pursuant to Section 12(g) of the Act:

                                       N/A
--------------------------------------------------------------------------------
                                 Title of class


--------------------------------------------------------------------------------
                                 Title of class


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ITEM 1.           DESCRIPTION OF SECURITIES TO BE REGISTERED.
                  -------------------------------------------

         On April 22, 1999, the Directors of The J.M. Smucker Company, an Ohio corporation (the "Company"), declared a dividend distribution of one class A right (a "Class A Right") for each share of class A common stock, without par value ("Class A Common Shares"), and one class B right (a "Class B Right" and, together with the Class A Rights, the "Rights") for each share of class B common stock, without par value ("Class B Common Shares" and, together with the Class A
Shares, the "Common Shares"), of the Company outstanding as of May 14, 1999 (the
"Record Date"). The dividend was declared pursuant to the terms of a Rights
Agreement, dated as of April 22, 1999 (the "Rights Agreement") by and between the Company and Harris Trust and Savings Bank, as Rights Agent. The Rights
Agreement also provides, subject to specified exceptions and limitations, that Common Shares issued or delivered from the Company's treasury after the Record
Date will be entitled to and accompanied by Class A Rights or Class B Rights, as the case may be. The Rights are in all respects subject to and governed by the provisions of the Rights Agreement, a copy of which (including all exhibits thereto) is filed as Exhibit 4.1 hereto and incorporated herein by this reference. A summary description of the Rights is set forth in Exhibit C to the Rights Agreement.

ITEM 2.           EXHIBITS.
                  ---------

                  Exhibit
                  Number            Exhibit
                  ------            -------

                    4.1             Rights Agreement (including a Form of
                                    Certificate of Adoption of Amendment to
                                    Amended Articles of Incorporation as Exhibit
                                    A thereto, a Form of Right Certificate as Exhibit B thereto and a Summary of Rights to Purchase Preferred Stock as Exhibit C thereto)

                   99.1             Form of letter to stockholders, dated May
                                    1999

                   99.2             Press release, dated April 23, 1999

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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange
Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                            THE J.M. SMUCKER COMPANY


                            By:      /s/      Steven J. Ellcessor
                                     -------------------------------------------
                                     Name:    Steven J. Ellcessor
                                     Title:   Vice President - Administration,
                                              Secretary, and General Counsel

Dated: April 23, 1999

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                                INDEX TO EXHIBITS


        EXHIBIT
        NUMBER          EXHIBIT
        ------          -------
          4.1           Rights Agreement (including a Form of Certificate of
                        Adoption of Amendment to Amended Articles of
                        Incorporation as Exhibit A thereto, a Form of Right
                        Certificate as Exhibit B thereto and a Summary of Rights
                        to Purchase Preferred Stock as Exhibit C thereto)

         99.1           Form of letter to stockholders, dated May 1999

         99.2           Press release, dated April 23, 1999




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